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                                                                       Exhibit 5

NORAND                                              NORAND CORPORATION
                                                    CORPORATE OFFICES
                                                    550 SECOND STREET S.E.
                                                    CEDAR RAPIDS, IOWA  52401
                                                    PHONE (319) 369-3100
                                                    EXECUTIVE FAX (319) 369-3630




January 2, 1997


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re:                Norand Corporation
                   Registration Statement on Form S-8
                   ----------------------------------


Gentlemen:

As General Counsel of Norand Corporation, a Delaware corporation (the "Company"), I am familiar with the corporate proceedings taken and to be taken in connection with the registration under the Securities Act of 1933, as amended, of the 300,000 and 800,000 additional shares of Common Stock, $.01 par value per share ("Common Stock"), of the Company available for issuance, respectively, under the Company's Employee Stock Purchase Plan and Long-Term Performance Program (collectively, the "Plans").

I have examined the Company's Registration Statement on Form S-8 relating to the Plans in the form to be filed with the Securities and Exchange Commission on or about January 2, 1997 (the "Registration Statement"), and I have examined and am familiar with the Restated Certificate of Incorporation and the By-laws of the Company and the Plans. I have also examined such other documents, records and certificates of the Company as I consider necessary for the purpose of this opinion.

Based on the foregoing, I am of the opinion that the additional shares of Common Stock to be issued pursuant to the Plans have been duly authorized and will, upon due issuance and sale thereof, be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,


/s/James I. Johnson
--------------------
General Counsel


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